Exhibit 3.17
State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 11/02/2007
FILED 04:59 PM 11/02/2007
SRV 071186444 — 4451563 FILE
STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION
•	First: The name of this Corporation is BROADLANE NY, INC.

•	Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is 1000 shares (number of authorized shares) with a par value of 0.001 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:
Name Timothy A. Biggio
Mailing Address 13727 Noel Rd. — Suite 1400
Dallas, Texas Zip Code 75240
•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 2nd day of November, AD. 2007.

BY:	/s/ Timothy A. Biggio
(Incorporator)

NAME:	Timothy A. Biggio
(type or print)

            State of Delaware
          Secretary of State
  Division of Corporations
Delivered 12:16 PM 01/13/2011
   FILED 10:21 AM 01/13/2011
SRV 110039602 — 4451563 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
BROADLANE NY, INC.
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) is:
BROADLANE NY, INC.
          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on January 11, 2011

/s/ Jonathan H. Glenn
Name:	Jonathan H. Glenn
Title:	Executive Vice President, Chief Legal and Administrative Officer